UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 27, 2006

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


               Nevada                 333-48312             75-2877111
              -------                ----------            -----------
   (State or other jurisdiction     (Commission           (IRS Employer
         of incorporation)          File Number)        Identification No.)


                    2460 Sand Lake Road, Orlando, FL, 32809
                    ---------------------------------------
               (Address of principal executive offices)(Zip Code)


        Registrant's telephone number, including area code (407) 251-2240


                                      N/A
                                      ---
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 OTHER EVENTS.

On July 27, 2006, American Leisure Holdings, Inc. ("we," and "us"), through one of its wholly owned subsidiary companies, formally notified KeyBank Real Estate Capital ("KeyBank"), that it elected not to open the $40,000,000 revolving credit facility for construction of Phase 1 of the Sonesta Resort (defined below). We, however, through certain subsidiary borrowers have a $14,850,000 land loan in place with KeyBank (the "Land Loan") through Tierra del Sol Resort (Phase 2), Ltd., which funds were used to repay existing debt in connection with our planned Sonesta Orlando Resort at Tierra Del Sol, in Orlando Florida (the "Sonesta Resort"). The Land Loan has a maturity date of June 28, 2007, and bears interest at the LIBOR plus 3.10% until paid (currently approximately 8.7% as of July 26, 2006), and is secured by land in the Sonesta Resort. We have been advanced the entire amount of the Land Loan to date.

We have established a relationship with GMAC Bank, through Millenium Capital Mortgage, to provide construction financing to the individual purchasers of the Sonesta Resort town homes, which funding we believe will enable all town homes at Tierra del Sol to be built through this program as well as all of the amenities. We are negotiating with several lenders for a construction loan for the condominiums and anticipate that this loan will be evidenced by a firm commitment during the month of August 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AMERICAN LEISURE HOLDINGS, INC.

By: /s/ Malcolm J. Wright
    ---------------------
    Malcolm J. Wright
    Chief Executive Officer

Dated: August 1, 2006